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                                                                    Exjobot 23.3


                 CONSENT OF WILLIAMS, YOUNG & ASSOCIATES, LLC,
                             INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Experts" and "Selected Financial and Operating Data" and to the use of our report dated
May 28, 1997 in Amendment No. 1 of the Registration Statement on Form SB-2 and related Prospectus of Sonic Foundry, Inc. for the registration of 2,000,000 shares of its common stock and 1,000,000 Redeemable Warrants.

                                       /s/ WILLIAMS, YOUNG & ASSOCIATES, LLC
                                           WILLIAMS, YOUNG & ASSOCIATES, LLC


Madison, Wisconsin
March 23, 1998